                                                                                          EXHIBIT 32

                        CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
                                       18 U.S.C. SECTION 1350,
                                       AS ADOPTED PURSUANT TO
                            SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Advanced  Lumitech,  Inc. (the "Company") on Form 10-KSB for
the period ended December 31, 2000,  2001,  2002 and 2003, as filed with the Securities and Exchange
Commission  on the date hereof (the  "Report'),  I , Patrick  Planche,  President,  Chief  Executive
Officer,  Treasurer  and Chief  Financial  Officer of the  Company,  certify,  pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002, to the best of my knowledge, that:

(1)     The Report fully complies with the  requirements of Section 13(a) or 15(d) of the Securities
        Exchange Act of 1934; and

(2)     The  information  contained in the Report fairly  presents,  in all material  respects,  the financial condition and result of operations of the Company.

/s/ Patrick Planche
----------------------------------
Patrick Planche, President,
Chief Executive Officer, Treasurer and
Chief Financial Officer
May 16, 2005